STOCK PURCHASE AGREEMENT by and among SPARTECH
         CORPORATION, and the shareholders of POLYCOM HUNTSMAN, INC.
                            January 30, 1998

                            STOCK PURCHASE AGREEMENT








     This Agreement ("Agreement") is made on January 30, 1998, between SPARTECH CORPORATION, a Delaware corporation ("Buyer"), RBA PARTNERS, L.P., a Pennsylvania limited partnership ("RBA"), BANBURY ASSOCIATES, L.P., a Pennsylvania limited partnership ("Banbury"), HUNTSMAN COMPOUNDING COMPANY, LC, a Utah limited liability company ("HCC"), and THE JON AND KAREN HUNTSMAN FOUNDATION, a Utah nonprofit corporation ("HF" and, collectively with RBA, Banbury, and HCC, "Sellers").
                                    PREAMBLE
     Sellers desire to sell, and Buyer desires to purchase, all of the issued and outstanding shares (the "Shares") of capital stock of Polycom Huntsman, Inc., a Pennsylvania corporation (the "Company"), for the consideration and on the terms set forth in this Agreement.
   NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound hereby, agree as follows:


                                    ARTICLE I
                      SALE AND TRANSFER OF SHARES; CLOSING

     Section 1.1. Purchase and Sale. On the terms and subject to the conditions of this Agreement, at the Closing (as defined in Section 1.2), Sellers shall sell and transfer the Shares to Buyer, and Buyer shall purchase the Shares from Sellers, for an aggregate purchase price of $135,000,000 (the "Purchase Price"), payable as set forth in Section 1.3(b) and subject to adjustment as set forth in Sections 1.4 and 1.5. The purchase and sale of the Shares is referred to in this Agreement as the "Acquisition."

Section 1.2. Closing. The closing of the Acquisition (the "Closing") shall take place at the offices of Cohen & Grigsby, P.C., at 10:00 a.m. on March 24, 1998 or, if on such day any condition set forth in Section 5.1, Section 5.2 or
Section 5.3 has not been satisfied (or, to the extent permitted, waived by the parties entitled to the benefit thereof), as soon as practicable after all the conditions set forth in Article V have been satisfied (or, to the extent permitted, waived by the parties entitled to the benefits thereof), or at such other place, time, and date as may be agreed between Sellers and Buyer. The date on which the Closing occurs is referred to in this Agreement as the "Closing Date."

     Section 1.3.   Closing Obligations.

     At the Closing:
          (a)  Sellers will deliver to Buyer:
               (i) certificates representing the Shares, duly endorsed (or accompanied by duly executed stock powers), for transfer to Buyer; and
               (ii) such other documents as Buyer or its counsel may reasonably request to demonstrate satisfaction of the conditions and Sellers' compliance with the covenants set forth in this Agreement.
          (b)  Buyer will deliver to Sellers:
               (i) $125,000,000 of the Purchase Price in immediately available funds as set forth in Schedule 1.3 of the Disclosure Schedule (as hereinafter defined);
               (ii) certificates representing that number of whole shares of unregistered common stock of Buyer ("Spartech Stock") equal to the quotient obtained by dividing $10,000,000 by the Per Share Value (determined as hereinafter provided), duly endorsed (or accompanied by duly executed stock powers) for transfer to Sellers in the following proportions, rounded down to the nearest whole share as set forth in Schedule 1.3 of the Disclosure Schedule. Because the Shares are unregistered, Buyer has agreed to provide Sellers with certain registration rights, as more fully described in the Registration Agreement attached hereto as Exhibit A. As used herein, the term "Per Share Value" means the arithmetic average of the Market Prices per share of Spartech Stock for the 20 consecutive Trading Days immediately preceding the date hereof. The term "Market Price" for any Trading Day shall mean the closing sale price for Spartech Stock on such day as published by the New York Stock Exchange ("NYSE"). The term "Trading Day" shall mean any day on which trading takes place and prices reflecting such trading are generally published by the NYSE. Notwithstanding any contrary provisions of this Agreement, if the calculation under this subparagraph requires a fractional share to reach the sum of $10,000,000, no such fractional share shall be issued but the value of such fractional share shall be paid in cash to Sellers in the above specified proportions at the Closing; and
               (iii) such other documents as Sellers or their counsel may reasonably request to demonstrate satisfaction of the conditions and Buyer's compliance with the covenants set forth in this Agreement.
     Section 1.4.   Adjustment Amount.
     The Adjustment Amount (which may be a positive or negative number) will be equal to (a) the stockholders' equity of the Company and its Subsidiaries (as defined in Section 2.1) as of the Closing Date determined in accordance with generally accepted United States accounting principles ("GAAP"), applied on a basis consistent with the basis on which the Audited Financial Statements (as defined in Section 2.5) and the other financial statements of the Company were prepared, minus (b) $57,731,000, being the estimated stockholders' equity of the Company and its Subsidiaries as of December 31, 1997.
     Section 1.5.   Adjustment Procedure.
 (a) Sellers will prepare and will cause Ernst & Young, the Company's certified public accountants, to audit financial statements ("Closing Financial Statements") of the Company as of the Closing Date and for the period from the date of the Audited Financial Statements (as defined in Section 2.5) through the Closing Date, including a computation of stockholders' equity as of the Closing Date. Sellers will deliver the Closing Financial Statements to Buyer within sixty days after the Closing Date. During the thirty day period following the delivery of the Closing Financial Statements, Buyer and its auditors shall have access to the working papers of the Company's auditors prepared in connection with the Closing Financial Statements. If within thirty days following delivery of the Closing Financial Statements, the Buyer has not given the Sellers written notice of its objection to the Closing Financial Statements (a "Notice of Objection"), then the stockholders' equity reflected in the Closing Financial Statements will be used in computing the Adjustment Amount. To be effective, a Notice of Objection shall (i) specify in reasonable detail the nature of any disagreement so asserted, (ii) only include disagreements based on mathematical errors or based on stockholders' equity of the Company and its Subsidiaries not being calculated in accordance with Section 1.4 and this Section 1.5 and (iii) be accompanied by a certificate of Buyer's independent auditors that they concur with each of the positions taken by Buyer in the Notice of Objection. During the 30 day period following the delivery of a Notice of Objection, Sellers and Buyer shall seek in good faith to resolve in writing any differences that they may have with respect to the matters specified in the Notice of Objection. During such period Sellers and their auditors shall have access to the working papers of Buyer's auditors prepared in connection with their certification of the Notice of Objection. At the end of such 30-day period, Sellers and Buyer shall submit to an independent accounting firm (the "Accounting Firm") for arbitration any and all matters that remain in dispute and which were properly included in the Notice of Objection. Sellers and Buyer agree to use reasonable efforts to cause the Accounting Firm to render a decision resolving the matters submitted to the Accounting Firm within 30 days following submission. If issues in dispute are submitted to the Accounting Firm for resolution, (i) each party will furnish to the Accounting Firm such workpapers and other documents and information relating to the disputed issues as the Accounting Firm may request and are available to that party or its Subsidiaries (or its independent public accountants), and will be afforded the opportunity to present to the Accounting Firm any material relating to the determination and to discuss the determination with the Accounting Firm; (ii) the determination by the Accounting Firm, as set forth in a notice delivered to both parties by the Accounting Firm, will be binding and conclusive on the parties; and (iii) Buyer and Sellers will each bear 50% of the fees of the Accounting Firm for such determination.
          (b) On the third business day following the final determination of the Adjustment Amount, if the Adjustment Amount is greater than zero, then Buyer will pay the Adjustment Amount to Sellers, and if the Adjustment Amount is less than zero, then Sellers will pay the Adjustment Amount to Buyer, and in such case, Sellers shall be jointly and severally liable to Buyer for such negative Adjustment Amount. All payments will be made together with interest at the rate of interest announced from time to time by Bank of America as its prime rate beginning on the Closing Date and ending on the date of payment. Payments must be made in immediately available funds. Payments to Sellers must be made in the manner and will be allocated in the proportions set forth in Section1.3(b)(i). Payments to Buyer must be made by wire transfer to such bank account as Buyer will specify.
          (c) Following the Closing, Buyer shall not take any actions with respect to the accounting books and records of the Company on which the Closing Financial Statements are to be based that would obstruct or prevent the preparation of the Closing Financial Statements and the determination of stockholders' equity as provided in Sections 1.4 and 1.5. During the period of time from and after the date of delivery of the Closing Financial Statements to Buyer through the date on which the Closing Financial Statements become final and binding on the parties, Buyer shall afford to Sellers and any accountants, counsel, or financial advisers retained by Sellers in connection with the Closing Financial Statements reasonable access during normal business hours to the books and records of the Company to the extent relevant to the adjustment contemplated by Section 1.4 and Section 1.5.


                                   ARTICLE II
                  REPRESENTATIONS AND WARRANTIES OF THE SELLERS

     Except as otherwise disclosed in Schedules 2.1 through 2.27 (collectively, the "Disclosure Schedule") (which Disclosure Schedule may be amended by Sellers at any time prior to consummation of the Closing, as further provided in Section 5.2(e)), Sellers, jointly but not severally, hereby represent and warrant to Buyer, as of the date of this Agreement and as of the Closing Date, as follows:

 Section 2.1. Organization. Schedule 2.1 of the Disclosure Schedule lists all of the Company's Subsidiaries. Each of the Company and its Subsidiaries is a corporation or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has all requisite power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted, except where failure to be so existing and in good standing or to have such power and authority would not have a Company Material Adverse Effect (as hereinafter defined). Each of the Company and its Subsidiaries is duly qualified or licensed to do business as a foreign corporation or other entity and is in good standing in each jurisdiction in which the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed or in good standing would not have a Company Material Adverse Effect. The Company has heretofore delivered to Buyer a complete and correct copy of each of its Articles of Incorporation and By-Laws or other similar organizational documents, as currently in effect, and has heretofore made available to Buyer a complete and correct copy of the Articles of Incorporation and By-Laws or other similar organizational documents of each of its Subsidiaries, as currently in effect. As used in this Agreement, the word "Subsidiary" means, with respect to any person, any corporation, partnership or other entity or organization, whether incorporated or unincorporated, of which (i) such person or any other Subsidiary of such person is a general partner (excluding such partnerships where such person or any Subsidiary of such person does not have a majority of the voting interest in such partnership) or (ii) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization, is directly or indirectly owned or controlled by such person or by any one or more of its Subsidiaries. As used in this Agreement, "Company Material Adverse Effect" means only a material adverse change in, or effect on, the business, financial condition or operations of the Company and its Subsidiaries, taken as a whole;
provided, however, that the effects of changes that are generally applicable to
(i) the industries in which the Company and its Subsidiaries operate, (ii) the United States economy or (iii) the United States securities markets shall be excluded from the determination of Company Material Adverse Effect; and provided, further, that any adverse effect on the Company and its Subsidiaries resulting from the execution of this Agreement and the announcement of this Agreement and the transactions contemplated hereby shall also be excluded from the determination of Company Material Adverse Effect.

     Section 2.2.   Capitalization.

          (a) The authorized capital stock of the Company consists of 5,000,000 shares of Company Common Stock, no par value. There are 9,230 shares of Company Common Stock issued and outstanding. All the outstanding shares of the Company's capital stock are duly authorized, validly issued, fully paid, non-assessable and free of preemptive rights. Except as set forth in Schedule 2.2 of the Disclosure Schedule, there are no existing (i) options, warrants, calls, subscriptions or other rights, convertible securities, agreements or commitments of any character obligating the Company or any of its Subsidiaries to issue, transfer or sell any shares of capital stock or other equity interest in, the Company or any of its Subsidiaries or securities convertible into or exchangeable for such shares or equity interests, (ii) contractual obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any capital stock of the Company or any of its Subsidiaries or (iii) voting trusts or similar agreements to which the Company is a party with respect to the voting of the capital stock of the Company or any of its Subsidiaries.

          (b) Except as disclosed in Schedule 2.2 of the Disclosure Schedule, all of the outstanding shares of capital stock (or equivalent equity interests of entities other than corporations) of each of the Company's Subsidiaries are owned of record and beneficially, directly or indirectly, by the Company free and clear of all liens, pledges, security interests, claims or other encumbrances.

     (c)  Except for interests in its Subsidiaries or as disclosed in Schedule
2.2 of the Disclosure Schedule, the Company does not own directly or indirectly any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, trust or other entity.

     Section 2.3. Authorization; Validity of Agreement; Sellers' Action. Each Seller has full power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by each Seller of this Agreement, and the consummation by it of the transactions contemplated hereby, have been duly authorized by such Seller's Board of Directors or other governing body and no other action on the part of any Seller is necessary to authorize the execution and delivery by such Seller of this Agreement and the consummation by it of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Sellers (and assuming due and valid authorization, execution and delivery hereof by Buyer) is a valid and binding obligation of Sellers enforceable against Sellers in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and
(ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor (whether in equity or at law) may be brought.

     Section 2.4.   Consents and Approvals; No Violations.  Except as disclosed
in Schedule       2.4 of the Disclosure Schedule and except for (a) filings
pursuant to the
Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), or (b) matters specifically described in this Agreement, neither the execution, delivery or performance of this Agreement by Sellers nor the consummation by Sellers of the transactions contemplated hereby will (i) violate any provision of the Articles of Incorporation or By-Laws of the Company or any of its Subsidiaries, (ii) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound,
(iii) violate any order, writ, judgment, injunction, decree, law, statute, rule or regulation applicable to the Company, any of its Subsidiaries or any of their properties or assets, or (iv) require on the part of the Company any filing or registration with, notification to, or authorization, consent or approval of, any court, legislative, executive or regulatory authority or agency (a "Governmental Entity"); except in the case of clauses (ii), (iii) or (iv) for such violations, breaches or defaults which, or filings, registrations, notifications, authorizations, consents or approvals the failure of which to obtain, (A) would not have a Company Material Adverse Effect and would not materially adversely affect the ability of Sellers to consummate the transactions contemplated by this Agreement, or (B) become applicable as a result of the business or activities in which Buyer is or proposes to be engaged or as a result of any acts or omissions by, or the status of any facts pertaining to, Buyer.

     Section 2.5.   Financial Statements.

          (a) The Company has delivered to Buyer the audited balance sheets (including the related notes and independent auditors report thereon) of the Company and its Subsidiaries as of March 31, 1997, March 31, 1996 and March 31, 1995, and the related audited statements of income and retained earnings and cash flows of the Company and its Subsidiaries for each of the three years in the period ended March 31, 1997 (collectively, the "Audited Financial Statements"). Each of the balance sheets (including the related notes) included in the Audited Financial Statements presents fairly, in all material respects, the financial position of the Company and its Subsidiaries as of the respective dates thereof, and the other related statements (including the related notes) included in the Audited Financial Statements present fairly, in all material respects, the results of operations and cash flows of the Company and its Subsidiaries for the respective periods or as of the respective dates set forth therein. Each of the balance sheets and statements of income and retained earnings and cash flows (including the related notes) included in the Audited Financial Statements has been prepared, in all material respects, in accordance with GAAP applied on a consistent basis during the periods involved, except as otherwise noted therein.

          (b) The Company has delivered to Buyer the unaudited balance sheet of the Company and its Subsidiaries as of December 31, 1997 (the "Interim Balance Sheet") and the unaudited statements of income and retained earnings and cash flows of the Company and its Subsidiaries for the nine-month period ended December 31, 1997 (together with the Interim Balance Sheet, the "Unaudited Financial Statements"). Except for normally recurring year-end adjustments, which adjustments will not be material either individually or in the aggregate to the Company and its Subsidiaries taken as a whole, and the absence of any notes to the Unaudited Financial Statements, (i) the Interim Balance Sheet included in the Unaudited Financial Statements presents fairly, in all material respects, the financial position of the Company and its Subsidiaries as of December 31, 1997; (ii) the other related statements included in the Unaudited Financial Statements present fairly, in all material respects, the results of operations and cash flows of the Company and its Subsidiaries for the nine-month period ended December 31, 1997; and (iii) each of the balance sheet, the statement of income and retained earnings and the statement of cash flows included in the Unaudited Financial Statements has been prepared, in all material respects, in accordance with GAAP applied on a consistent basis during the period involved, except as otherwise noted therein. For purposes of this Agreement, the Audited Financial Statements and the Unaudited Financial Statements shall be defined collectively as the "Financial Statements".

     Section 2.6. No Undisclosed Liabilities. Except (a) for liabilities and obligations incurred in the ordinary course of business since December 31, 1997,
(b) for liabilities and obligations disclosed in the Financial Statements, (c) for liabilities and obligations incurred in connection with the Agreement or otherwise as contemplated by this Agreement and (d) as disclosed in Schedule 2.6 of the Disclosure Schedule, since December 31, 1997, neither the Company nor any of its Subsidiaries has incurred any liabilities or obligations that would be required to be reflected or reserved against in a balance sheet of the Company and its Subsidiaries prepared in accordance with GAAP as applied in preparing the balance sheet of the Company and its Subsidiaries as of December 31, 1997 and that would constitute a Company Material Adverse Effect.

     Section 2.7. Absence of Certain Changes. Except as (a) disclosed in the Financial Statements, (b) disclosed in Schedule 2.7 of the Disclosure Schedule or (c) contemplated by this Agreement, since December 31,1997, the Company has not (i) suffered any change constituting a Company Material Adverse Effect; (ii) amended its Articles of Incorporation or By-laws; (iii) split, combined or reclassified the Company Common Stock; (iv) declared or set aside or paid any dividend or other distribution with respect to the Company Common Stock; (v) materially changed the Company's accounting principles, practices or methods, except as required by GAAP or applicable law; or (vi) taken any action which, if taken after the date hereof, would violate Section 4.1 hereof.

     Section 2.8.   Employee Benefit Plans; ERISA.

      (a) Schedule 2.8 of the Disclosure Schedule sets forth a list of all employee benefit plans, (including but not limited to plans described in section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), maintained by the Company or by any trade or business, whether or not incorporated (an "ERISA Affiliate"), which together with the Company would be deemed a "single employer" within the meaning of section 4001(b)(15) of ERISA ("Benefit Plans") and all material employment and severance agreements with employees of the Company or its Subsidiaries ("Employee Agreements").

          (b) Except as set forth in Schedule 2.8 of the Disclosure Schedule, with respect to each Benefit Plan: (i) if intended to qualify under section 401(a) of the Code, such plan has received a determination letter from the Internal Revenue Service stating that it so qualifies and that its trust is exempt from taxation under section 501(a) of the Code and, to the best knowledge of Sellers, since the date of such determination nothing has occurred that could materially adversely affect such qualification or exempt status; (ii) such plan has been administered in all material respects in accordance with its terms and applicable law; (iii) no breaches of fiduciary duty have occurred which might reasonably be expected to give rise to material liability on the part of the Company; (iv) no disputes are pending, or, to the knowledge of Sellers, threatened that give rise to or might reasonably be expected to give rise to material liability on the part of the Company; (v) no prohibited transaction (within the meaning of Section 406 of ERISA) has occurred that gives rise to or might reasonably be expected to give rise to material liability on the part of the Company; and (vi) all contributions required to be made to such plan as of the date hereof (taking into account any extensions for the making of such contributions) have been made in full.
          (c) No Benefit Plan is a plan described in section 4063(a) of ERISA. With respect to any Benefit Plan that is a "multiemployer pension plan," (i) neither the Company nor any ERISA Affiliate has made or suffered a "complete withdrawal" or a "partial withdrawal" as such terms are respectively defined in sections 4203 and 4205 of ERISA (or any liability resulting therefrom has been satisfied in full), (ii) no event has occurred that presents a material risk of a partial withdrawal, (iii) neither the Company nor any ERISA Affiliate has any contingent liability under section 4204 of ERISA, and (iv) no circumstances exist that present a material risk that any such plan will go into reorganization. Neither the Company nor any ERISA Affiliate has an obligation to a Multiemployer Plan which has unfunded vested benefits within the meaning of section 4213(c) of ERISA.
          (d) No Benefit Plan has incurred an accumulated funding deficiency, as defined in section 302 of ERISA or section 412 of the Code, whether or not waived.
          (e) With respect to each Benefit Plan that is a "welfare plan" (as defined in Section 3(i) of ERISA), no such plan provides medical or death benefits with respect to current or former employees of the Company or any of its Subsidiaries beyond their termination of employment (other than to the extent required by applicable law).
          (f) Except as set forth in Schedule 2.8 of the Disclosure Schedule, no material liability has been or is expected to be incurred by the Company or any ERISA Affiliate (either directly or indirectly, including as a result of an indemnification obligation or any joint and several liability obligations) under or pursuant to Title I or IV of ERISA or the penalty or the excise tax or joint and several liability provisions of the Code, relating to its or their employee benefit plans, and no event, transaction or condition has occurred or exists that has resulted in or would reasonably be expected to result in any such liability to Buyer, the Company or any ERISA Affiliate or any employee benefit plan of the Company or any ERISA Affiliate.
          (g) As of the last valuation date prior to the date hereof, the market value of assets under each Benefit Plan which is a "pension plan" (as defined in section 3(2) of ERISA (other than any multiemployer plan)) is not less than the present value of all liabilities thereunder determined in accordance with PBGC methods, factors, and assumptions applicable to a pension plan terminating on such valuation date.
          (h) Except as set forth in Schedule 2.8 of the Disclosure Schedule, no current or prior Benefit Plan maintained or contributed to by the Company or any ERISA Affiliate would be deemed to be a "defined benefit" plan for ERISA purposes. True and complete copies of all material Employee Agreements, including all amendments to date, have been made available to Buyer by the Company.
     Section 2.9. Litigation. Except as disclosed in Schedule 2.9 of the Disclosure Schedule, there is no action, suit, proceeding (other than any action, suit or proceeding resulting from or arising out of this Agreement or the transactions contemplated hereby) or, to the best knowledge of Sellers, audit or investigation pending or, to the best knowledge of Sellers, action, suit, proceeding, audit or investigation threatened, involving the Company or any of its Subsidiaries, by or before any court or governmental or regulatory authority or by any third party that is reasonably likely to have a Company Material Adverse Effect.
     Section 2.10. No Default; Compliance with Applicable Laws. Except as disclosed in Schedule 2.10 of the Disclosure Schedule, neither the business of the Company nor any of its Subsidiaries is in default or violation of any term, condition or provision of (i) its respective articles of incorporation or bylaws or similar organizational documents, (ii) any Material Agreement (as defined in Section 2.15) or (iii) any statute, law, rule, regulation, judgment, decree, order, writ, injunction, arbitration award, concession, grant, franchise, permit or license or other governmental authorization or approval applicable to the Company or any of its Subsidiaries, including, without limitation, laws, rules and regulations relating to the environment, occupational health and safety, employee benefits, wages, workplace safety, equal employment opportunity and race, religious or sex discrimination, excluding from the foregoing clauses (i),
(ii) and (iii), defaults or violations which would not have a Company Material Adverse Effect or which become applicable as a result of the business or activities in which Buyer is or proposes to be engaged or as a result of any acts or omissions by, or the status of any facts pertaining to, Buyer.
     Section 2.11.  Taxes.
          (a) Except as disclosed in Schedule 2.11 of the Disclosure Schedule, the Company and each of its Subsidiaries has (i) timely filed all Tax Returns (as defined herein) required to be filed by any of them (taking into account applicable extensions) and all such returns were true, correct and complete in all material respects when filed and (ii) paid all material Taxes (as defined herein) shown to be due on such Tax Returns other than such Taxes as are being contested in good faith by the Company or its Subsidiaries and with respect to which appropriate accruals have been made in accordance with GAAP. Except as disclosed in Schedule 2.11 of the Disclosure Schedule, no valid extensions are currently in effect with respect to the filing of any federal, state or local tax returns.
          (b) Except as disclosed in Schedule 2.11 of the Disclosure Schedule, there are no material ongoing federal, state, local or foreign audits or examinations of any Tax Return of the Company or its Subsidiaries.
          (c) Except as disclosed in Schedule 2.11 of the Disclosure Schedule, there are no outstanding written requests, agreements, consents or waivers to extend the statutory period of limitations applicable to the assessment of any material Taxes or deficiencies against the Company or any of its Subsidiaries.
      (d) Except as disclosed in Schedule 2.11 of the Disclosure Schedule, neither the Company nor any of its Subsidiaries is a party to any agreement providing for the allocation or sharing of Taxes.
          (e) Except as disclosed in Schedule 2.11 of the Disclosure Schedule, there are no material liens for Taxes upon the assets of the Company or any of its Subsidiaries which are not provided for in the Financial Statements, except liens for Taxes not yet due and payable and liens for taxes that are being contested in good faith and with respect to which appropriate accruals have been made in accordance with GAAP.
          (g) "Taxes" shall mean any and all taxes, charges, fees, levies or other assessments, including, without limitation, income, gross receipts, excise, real or personal property, sales, withholding, social security, occupation, use, service, service use, value added, license, net worth, payroll, franchise, transfer and recording taxes, fees and charges, imposed by the United States Internal Revenue Service or any taxing authority (whether domestic or foreign including, without limitation, any state, local or foreign government or any subdivision or taxing agency thereof (including a United States possession), whether computed on a separate, consolidated, unitary, combined or any other basis; and such term shall include any interest, penalties or additional amounts attributable to, or imposed upon, or with respect to, any such taxes, charges, fees, levies or other assessments. "Tax Return" shall mean any report, return, document, declaration or other information or filing required to be supplied to any taxing authority or jurisdiction (foreign or domestic) with respect to Taxes.

     Section 2.12.  Real Property.

(a) The Company and/or its Subsidiaries have or at the Closing will have good and marketable title in fee simple to all of the real properties and interests in real properties which comprise part of the Assets, free and clear of all claims and encumbrances other than (i) as specifically disclosed in
Schedule 2.12 of the Disclosure Schedule, (ii) any liens for taxes not yet due and payable or being contested in good faith by appropriate proceedings, (iii) laws, both state and federal, and municipal as the same might apply, and (iv) covenants, easements and restrictions shown of record or ascertainable by a physical inspection of the property.

(b) All leases pursuant to which the Company or any of its Subsidiaries leases any real property used by the Company or any of its Subsidiaries are in good standing and are valid and binding in accordance with their respective terms, and to the best of Sellers' knowledge, there is not under any of such leases any material default, event of default or event which with notice and/or lapse of time would constitute a material default (and in respect of which the Company or its Subsidiaries have not taken adequate steps to prevent such a default or event of default from occurring). None of the rights of the Company or any of its Subsidiaries under any of such leases is subject to termination or modification as the result of the transactions contemplated hereby provided that any required consents are obtained.

     Section 2.13. Intellectual Property. Except as disclosed in Schedule 2.13 of the Disclosure Schedule, and except for such claims, which individually or in the aggregate, would not have a Company Material Adverse Effect, there are no pending or threatened claims of which the Company or its Subsidiaries have been given written notice, by any person against their use of any material trademarks, trade names, service marks, service names, mark registrations, logos, assumed names and copyright registrations, patents and all applications therefor which are owned by the Company or its Subsidiaries and used in their respective operations as currently conducted (collectively, the "Company Intellectual Property"). The Company and its Subsidiaries have such ownership of or such rights by license, lease or other agreement to the Company Intellectual Property as are necessary to permit them to conduct their respective operations as currently conducted, except where the failure to have such rights would not have a Company Material Adverse Effect.

     Section 2.14. Computer Software. Except as disclosed in Schedule 2.14 of the Disclosure Schedule, the Company and its Subsidiaries have such title or such rights by license, lease or other agreement to the computer software programs (other than offthe-shelf software) which are owned, licensed, leased or otherwise used by the Company and its Subsidiaries and which are material to the conduct of their respective operations as currently conducted except where the failure to have such rights would not have a Company Material Adverse Effect. The cost of making the Company's and its Subsidiaries' hardware and software "year 2000 compatible" will not be material to the Company and the Subsidiaries as a whole.

     Section 2.15. Contracts. Except as disclosed in Schedule 2.15 of the Disclosure Schedule, as of the date of this Agreement, neither the Company nor any of its Subsidiaries is a party to any Material Agreement. Each Material Agreement is in full force and effect and, to the best knowledge of Sellers, is valid and enforceable by the Company or a Subsidiary of the Company, as the case may be, in accordance with its terms, subject to the same exceptions to enforceability set forth in Section 2.3 . Except as set forth in Schedule 2.15 of the Disclosure Schedule, neither the Company nor any of its Subsidiaries is in default in the observance or the performance of any term or obligation to be performed by it under any Material Agreement except for such defaults the effect of which, individually or in the aggregate, would not have a Company Material Adverse Effect. To the best knowledge of Sellers, no other party thereto is in default in the observance or the performance of any term or obligation to be performed by it under any Material Agreement. The Company has delivered or made available to Buyer copies of all written Material Agreements. As used in this Agreement, "Material Agreement" shall mean each agreement, arrangement, instrument, bond, commitment, franchise, indemnity, indenture, lease, license or understanding, whether or not in writing, to which the Company or any of its Subsidiaries is a party or to which the Company, any of its Subsidiaries or any of their respective properties is subject that (i) obligates the Company or any of its Subsidiaries to pay an amount in excess of $250,000 in any twelve-month period beginning after December 31, 1997; (ii) provides for the extension of credit other than trade credit in an amount exceeding $250,000; (iii) provides for a guaranty by the Company or any of its Subsidiaries of obligations of others in excess of $25,000 or $100,000 in the aggregate; (iv) constitutes an employment agreement or personal service contract not terminable on less than sixty (60) days' notice without penalty; (v) represents a contract upon which the Company or any of its Subsidiaries is substantially dependent or is otherwise material to the business of the Company and its Subsidiaries taken as a whole; or (vi) expressly limits, in any material respect, the ability of the Company or any of its Subsidiaries to engage in any line of business, compete with any person or expand the nature or geographic scope of its business. The Product Tolling and Supply Agreement dated as of April 1, 1998 between the Company and Huntsman Chemical Corporation (the "Supply Agreement") has been executed and will become effective upon the closing of the transactions contemplated by this Agreement. In Sellers' opinion, the material terms and conditions of the Supply Agreement are, in the aggregate, as favorable as, or more favorable than, the terms and conditions of the prior course of dealing between the parties with respect to the subject matter thereof. A correct and complete copy of the Supply Agreement has been provided to Buyer.

     Section 2.16.  Environmental Laws and Regulations.  Except as disclosed in
Schedule 2.16 of the Disclosure Schedule, (a) the Company and each of its Subsidiaries is in material compliance with all applicable federal, state, local and foreign laws and regulations relating to protection of the environment (collectively, "Environmental Laws"), except for non-compliance which would not, individually or in the aggregate, have a Company Material Adverse Effect, which compliance includes, but is not limited to, the possession by the Company and its Subsidiaries of all permits and other governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof; and (b) neither the Company nor any of its Subsidiaries has received written notice of, or to the knowledge of Sellers, is the subject of, any actions, causes of action, claims, investigations, demands, or notices by any Person alleging liability under or noncompliance with any Environmental Law ("Environmental Claims") which would, individually or in the aggregate, have a Company Material Adverse Effect.

     Section 2.17. Labor Matters. Except as disclosed in Schedule 2.17 of the Disclosure Schedule (a) neither the Company nor any of its Subsidiaries is a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, (b) there is no unfair labor practice or labor arbitration proceeding nor any unresolved grievances pending or, to Sellers' knowledge, threatened against the Company or its Subsidiaries, (c) there is not pending or, to the best of Sellers' knowledge, threatened, any strike, walkout or other work stoppage or any union organizing effort relating to the Company employees, and (d) neither the Company nor its Subsidiaries has experienced any labor stoppage, material concerted labor activity, or other material labor difficulty with respect to Company employees during the last three years.

     Section 2.18. Certain Relationships; Transactions with Management. Except as disclosed in Schedule 2.18 of the Disclosure Schedule, the Company is not a party to any contract, lease or commitment with any officer, director or shareholder (or any affiliate of any such officer, director or shareholder) of the Company.

     Section 2.19. Applicability of Pennsylvania Takeover Statutes. The provisions of Subchapters G, H, I and J of Chapter 25 of the Pennsylvania Business
Corporation Law are not applicable to the Company or the transactions contemplated by this Agreement.

     Section 2.20. Brokers or Finders. Neither Sellers nor the Company or its Subsidiaries has agreed to pay to any agent, broker, investment banker, financial advisor or other firm or person any broker's or finder's fee, or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement, except Parker/Hunter Incorporated, whose fees and expenses will be paid by Sellers in accordance with Sellers' agreement with such firm, a true and complete copy of which has heretofore been furnished to Buyer. No fees or expenses in connection with such agreement with Parker/Hunter Incorporated are reflected in the December 31, 1997 stockholders' equity of the Company and its Subsidiaries, and any fees or expenses paid or payable by the Company in connection with such agreement will be either paid before Closing or accrued in the Closing Financial Statements.

     Section 2.21. Inventory. Except as disclosed in Schedule 2.21 of the Disclosure Schedule, all raw material, work-in-process and finished goods inventory of the Company (i) is in all material respects of a quantity and quality usable or salable in the ordinary course of business and (ii) is reflected on the Financial Statements at the lower of cost or market in accordance with GAAP applied on a consistent basis, and all such inventory shown on the Financial Statements has been acquired by the Company or its Subsidiaries for value.

     Section 2.22. Accounts Receivable. Except as disclosed in Schedule 2.22 of the Disclosure Schedule, all accounts receivable of the Company (i) represent amounts receivable for goods actually delivered or services actually provided (or, in the case of non-trade receivables, represent amounts receivable in respect of other bona fide business transactions), (ii) to the best knowledge of Sellers, are not subject to any material defenses, counterclaims or rights of setoff other than cash discounts, returns and allowances and credits for freight, in each case granted in the ordinary course of business, and (iii) have been billed and are generally due and payable in accordance with the applicable terms and conditions of sale of the Company. Sellers believe the existing reserve is adequate and proper.

     Section 2.23. Assets. Except as disclosed in Schedule 2.23 of the Disclosure Schedule, the Company's machinery and equipment are in good condition and repair in all material respects (except for normal wear and tear). Sellers disclaim all other warranties, express or implied, with respect to all personal property of the Company, including any warranty of merchantability.

     Section 2.24. Title to Assets. Except as disclosed in Schedule 2.24 of the Disclosure Schedule, (a) the Company has or by the Closing Date will have
(i) good and marketable title to all assets, including inventory, purported to be owned by it and (ii) good leasehold title to all assets purported to be leased by it, and (b) Sellers have good and marketable title to the Shares, in each case free and clear of all liens.

     Section 2.25.  Warranty and Product Liability.  Except as disclosed in
Schedule 2.25 of the Disclosure Schedule, there are no outstanding warranty or product liability claims against the Company which could have a material adverse effect on the Company. The Company has previously delivered to Buyer correct and complete copies of the Company's standard terms and conditions of sale.

     Section 2.26.  Insurance.   Except as disclosed in Schedule 2.26 of the
Disclosure Schedule, the Company maintains insurance coverage adequate for the operation of the Company's business as presently conducted.
     Section 2.27. Corporate Records. The stock books and minute books of the Company and its Subsidiaries are complete and correct in all material respects and the matters contained therein accurately reflect the proceedings of the shareholders and board of directors and all stock transactions involving the Company's stock and the stock of the respective Subsidiaries.
                                   ARTICLE III
                   REPRESENTATIONS AND WARRANTIES OF THE BUYER

     Buyer hereby represents and warrants to Sellers and each of them, as of the date of this Agreement and as of the Closing Date, as follows:

     Section 3.1. Organization. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted

     Section 3.2. Authorization; Validity of Agreement; Necessary Action. Buyer has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by Buyer of this Agreement, and the consummation of the transactions contemplated hereby, have been duly authorized by Buyer 's Board of Directors and no other corporate action on the part of Buyer is necessary to authorize the execution and delivery by Buyer of this Agreement and the consummation by it of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Buyer (and assuming due and valid authorization, execution and delivery hereof by Sellers) is a valid and binding obligation of Buyer, enforceable against it in accordance with its respective terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

     Section 3.3. Consents and Approvals; No Violations. Except for any approvals or submissions required under the HSR Act or as otherwise described in this Agreement, neither the execution, delivery or performance of this Agreement by Buyer nor the consummation by Buyer of the transactions contemplated hereby will (i) violate any provision of the Articles of Incorporation or By-Laws of Buyer, (ii) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Buyer or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound, (iii) violate any order, writ, judgment, injunction, decree, law, statute, rule or regulation applicable to Buyer, any of its Subsidiaries or by which any of their properties or assets may be bound, or (iv) require on the part of Buyer any filing or registration with, notification to, or authorization, consent or approval of, any Governmental Entity; except in the case of clauses (ii), (iii) or (iv)-for such violations, breaches or defaults which, or filings, registrations, notifications, authorizations, consents or approvals the failure of which to obtain, would not materially adversely affect the ability of Buyer to consummate the transactions contemplated by this Agreement.

     Section 3.4. Litigation. There is no action, suit, proceeding (other than any action, suit or proceeding resulting from or arising out of this Agreement or the transactions contemplated hereby) or, to the best knowledge of Buyer, audit or investigation pending or, to the best knowledge of Buyer, action, suit, proceeding, audit or investigation threatened, involving Buyer or any of its Subsidiaries, by or before any court, governmental or regulatory authority or by any third party that is rea-sonably likely to materially adversely affect the ability of Buyer to consummate the transactions contemplated by this Agreement.
     Section 3.5. No Default; Compliance With Applicable Laws. The business of Buyer and each of its subsidiaries is not in default or violation of any term, condition or provision of (i) its respective articles of incorporation or by-laws or similar organizational documents, (ii) any material agreements by which Buyer or any of its Subsidiaries or their properties or assets are bound or (iii) any statute, law, rule, regulation, judgment, writ, decree, order, arbitration award, concession, grant, franchise, permit or license or other governmental authorization or approval applicable to Buyer or any of its subsidiaries, including, without limitation, laws, rules and regulations relating to the environment, occupational health and safety, employee benefits, wages, workplace safety, equal employment opportunity and race, religious or sex discrimination, excluding from the foregoing clauses (i), (ii) and (iii), defaults or violations that would not be reasonably likely, individually or in the aggregate, to materially adversely affect the ability of Buyer to consummate the transactions contemplated hereby.
     Section 3.6. Brokers or Finders. Neither Buyer nor its Subsidiaries has agreed to pay to any agent, broker, investment banker, financial advisor or other firm or person any broker's or finders' fee, or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement.

     Section 3.7. Investigation by Buyer. In entering into this Agreement, Buyer agrees, to the fullest extent permitted by law, that none of the Company, its Subsidiaries or any of their respective directors, officers, employees, shareholders, affiliates, agents, advisors or representatives shall have any liability or responsibility whatsoever to Buyer on any basis (including, without limitation, in contract or tort, under federal or state securities laws or otherwise) based upon any information provided or made available, or statements made, to Buyer, except that the foregoing limitations shall not (a) apply to Sellers to the extent Sellers make the specific representations and warranties set forth in Article II of this Agreement, but always subject to the limitations and restrictions contained herein, or (b) preclude Buyer from seeking any remedy for fraud.

     Section 3.8. Location of Business and Employees. Buyer has no present intention to relocate any current employees of the Company and presently intends to keep the Company's management office in the Washington, Pennsylvania area.

     Section 3.9. Issuance of Buyer Stock and Approvals. The shares of Spartech Stock to be issued pursuant to this Agreement shall have been duly authorized by all necessary corporate action of Buyer and, when issued and delivered to Sellers as provided by this Agreement, will be validly issued, fully paid and nonassessable.

     Section 3.10. Financial Statements. The audited consolidated financial statements of Buyer and its Subsidiaries as at and for the fiscal years ended November 2, 1996 and November 1, 1997, and respective the notes thereto, which appeared in the Annual Reports on Form 10-K of Buyer for the fiscal years ended November 2, 1996 and November 1, 1997, were prepared in accordance with GAAP consistently applied and maintained throughout the periods covered thereby and fairly present, in all material respects, the consolidated financial position of Buyer and its Subsidiaries as and at the dates thereof and the consolidated results of their operations for the periods then ended. Since November 1, 1997, there has been no material adverse change affecting the business, assets, financial condition or results of operations of Buyer.

     Section 3.11. Litigation. There are no pending or, to the knowledge of Buyer, threatened, material suits, proceedings, claims or governmental investigations against or with respect to Buyer or its Subsidiaries, or their respective assets, and Buyer has no knowledge of any basis for any such suit, proceeding, claim or investigation.

     Section 3.12. SEC Filings. Since January 1, 1995, Buyer has filed with the SEC all reports and proxy statements required by law to be filed by Buyer (other than reports or proxy statements as to which the required filing date has not yet passed), and such reports and proxy statements as of the respective dates thereof did not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in any material respect at the time when and in light of the circumstances under which they were made.
                                   ARTICLE IV
                                    COVENANTS

     Section 4.1. Interim Operations of the Company. Sellers covenant and agree that, except (i) as contemplated by this Agreement, (ii) as disclosed in
Schedule 4.1 of the Disclosure Schedule or (iii) with the prior written consent of Buyer, after the date hereof and prior to the Closing:

         (a) the business of the Company and its Subsidiaries shall be conducted only in the ordinary and usual course of business and, to the extent consistent therewith, each of the Company and its Subsidiaries shall preserve in all material respects its business operations intact and use its reasonable efforts to maintain its existing relations with customers, suppliers, employees and business associates;
          (b) the Company will not amend its Articles of Incorporation or Bylaws or similar organizational documents;
      (c) neither the Company nor any of its Subsidiaries shall (i) split, combine or reclassify the outstanding Company Common Stock or any outstanding capital stock of any of the Subsidiaries of the Company; (ii) declare, set aside or pay any dividend or other distribution payable in cash, stock or property with respect to its capital stock (other than dividends from any Subsidiary of the Company to the Company or any other Subsidiary of the Company); (iii) issue or sell any additional shares of, or securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire shares of capital stock of any class of the Company or its Subsidiaries; (vi) redeem, purchase or otherwise acquire directly or indirectly any of its capital stock; or (vii) dispose of any interest in any Subsidiary;
          (d) neither the Company nor any of its Subsidiaries shall (i) adopt any new employee benefit plan (including any stock option, stock benefit or stock purchase plan) or amend any existing employee benefit plan in any material respect, except for changes which are less favorable to participants in such plans or as may be required by applicable law, or (ii) increase any compensation or enter into or amend any employment, severance, termination or similar agreement with any of its present or future officers, directors or employees, except for normal increases in the ordinary and usual course of business and the payment of cash bonuses to employees pursuant to and consistent with existing plans or programs;
          (e) neither the Company nor any of its Subsidiaries shall, except as may be required or contemplated by this Agreement or in the ordinary and usual course of business (i) acquire, sell, lease or dispose of any assets which in the aggregate are material to the Company and its Subsidiaries taken as a whole, or (ii) enter into any commitment or transaction which would be material to the Company and its Subsidiaries taken as a whole;
          (f) neither the Company nor any of its Subsidiaries shall: (i) incur or assume any long-term or short-term debt or issue any debt securities except for trade credit and borrowings under existing lines of credit in the ordinary course of business consistent with past practice; (ii) assume, guarantee, endorse (except checks in the ordinary course of business) or otherwise become liable or responsible (whether directly, contingently or otherwise) for the material obligations of any other person (other than Subsidiaries of the Company); (iii) make any material loans, advances (except to employees in the ordinary course of business consistent with past practice) or capital contributions to, or investments in, any other person (other than Subsidiaries of the Company); (iv) pledge or otherwise encumber shares of capital stock of the Company or its Subsidiaries; or (v) mortgage or pledge any of its material assets, tangible or intangible, or create any material mortgage, lien, pledge, charge, security interest or encumbrance of any kind with respect to any such asset;

          (g) neither the Company nor any of its Subsidiaries shall (i) acquire (by merger, consolidation or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof or any equity interest therein; (ii) enter into any contract or agreement other than in the ordinary course of business consistent with past practice which would be material to the Company and its Subsidiaries taken as a whole; (iii) authorize any new capital expenditure or expenditures which, in the aggregate, are in excess of $1,000,000; or (iv) enter into or amend any contract, agreement, commitment or arrangement providing for the taking of any action which would be prohibited hereunder;

          (h) neither the Company nor any of its Subsidiaries shall adopt a plan of complete or partial liquidation or resolutions providing for or authorizing such liquidation or a dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;

          (i) neither the Company nor any of its Subsidiaries shall make any tax election to settle or compromise any income tax liability material to the Company and its Subsidiaries taken as a whole;

          (j) neither the Company nor any of its Subsidiaries shall materially change any of the accounting methods used by it unless required by GAAP or applicable law;
       (k) the Company will not settle or compromise any claim (including arbitration) or litigation, which after insurance reimbursement is material to the Company and its Subsidiaries taken as a whole, without the prior written consent of Buyer, which consent will not be unreasonably withheld or delayed; and

          (l) neither the Company nor any of its Subsidiaries will authorize or enter into an agreement to do any of the foregoing.
      Section 4.2. Access to Information. Sellers shall cause Company to provide to Buyer's officers, employees, accountants, counsel and other authorized representatives full and complete access during normal business hours throughout the period prior to the Closing or the date of termination of this Agreement, to its and its Subsidiaries' plants, properties, contracts, commitments, books and records (including but not limited to Tax Returns) and any report, schedule or other document filed or received by it during such period pursuant to the requirements of federal or state securities laws and shall use its reasonable best efforts to cause its representatives to furnish promptly such additional financial and operating data and other information as to its and its Subsidiaries respective businesses and properties, and to provide Buyer promptly with copies of any documents described herein, all as Buyer or its duly authorized representatives may from time to time reasonably request; provided, however, that nothing herein shall require the Company or any of its respective Subsidiaries to disclose any information to Buyer if such disclosure
(i) would cause significant competitive harm to such disclosing party or its affiliates if the transactions contemplated by this Agreement are not consummated, or (ii) would be in violation of applicable laws or regulations of any Governmental Entity or the provisions of any confidentiality agreement to which either the Company or any of its Subsidiaries or Buyer is a party. At closing, Sellers will disclose to Buyer the identity of all parties who entered into Confidentiality Agreements with the Company. Unless otherwise required by law and until the Closing, Buyer and its representatives will hold any such information which is nonpublic in confidence in accordance with the provisions of the Confidentiality Agreement between the Company and Buyer, dated as of October 3, 1997 (the "Confidentiality Agreement").

     Section 4.3.   Employee Benefits.

          (a) Except as set forth in Schedule 4.3 of the Disclosure Schedule, Buyer agrees that, effective as of the Closing and for a two-year period thereafter, the Company and its subsidiaries and successors shall provide those persons who, immediately prior to the Closing, were employees ("Company Employees") of the Company or its Subsidiaries on the Closing Date with employee benefits that are no less favorable in the aggregate than those provided to Company Employees immediately prior to the date hereof. With respect to any employee benefits that are provided to Company Employees under Buyer employee benefit plans ("Parent Plans"), service accrued by Company Employees during employment with the Company and its Subsidiaries prior to the Closing shall be recognized for all purposes, except to the extent necessary to prevent duplication of benefits. With respect to any medical, dental or other welfare benefits that are provided at any time to Company Employees under Parent Plans, any applicable pre-existing condition exclusions (except to the extent not satisfied under the comparable Benefit Plan as of such time) shall be waived, and any expenses incurred before such time under the comparable Benefit Plan shall be taken into account under such Parent Plan for purposes of satisfying applicable deductible, coinsurance and, maximum out-of-pocket provisions.

          (b) Except as set forth in Schedule 4.3 of the Disclosure Schedule, Buyer agrees to cause the Company to employ following the Closing all Company Employees on terms consistent with the past employment practices of the Company or its Subsidiaries, as the case may be, and at comparable levels of compensation and positions. Except with respect to employees who have employment or similar agreements with the Company, such employment will be at will and Buyer shall be under no obligation to cause the Company to continue to employ any individuals.

          (c) Buyer agrees to honor, and cause the Company to honor, without modification, for a period of two years after the Closing, all employment, severance, retention and other incentive agreements and arrangements, as amended through the date hereof, with respect to employees and former employees of the Company or any Subsidiary thereof, all of which are described in Schedule 4.3 of the Disclosure Schedule.
          (d) Buyer acknowledges that the transactions contemplated by this Agreement shall constitute a "change in control" for purposes of (i) any employment or severance agreement to which the Company or any Subsidiary thereof is a party and which are listed or described on Schedule 4.3 of the Disclosure Schedule, or (ii) any Benefit Plan maintained by the Company or any of its Subsidiaries.
          (e) For purposes of this Section 4.4, the term "Company Employees" shall mean all employees of the Company and its Subsidiaries immediately prior to the Closing, including those on lay-off, disability or leave of absence, paid or unpaid.
     Section 4.4. No Solicitation After the date hereof and prior to the Closing or termination of this Agreement, Sellers, the Company and its Subsidiaries will not, and will instruct their respective officers, directors, employees and investment bankers, attorneys and other agents retained by or acting on behalf of the Company or any of its Subsidiaries not to, (i) initiate, solicit or encourage, directly or indirectly, any inquiries or the making of any proposal that constitutes or is reasonably likely to lead to any proposal to acquire the shares or the assets of the Company, (ii) engage in negotiations or discussions with, or furnish any information or data to any third party relating to a proposal to acquire the shares or the assets of the Company, or (iii) enter into any agreement with respect to any proposal to acquire the shares or the assets of the Company.

    Section 4.5. Publicity. The initial press releases with respect to the execution of this Agreement shall be in form and content reasonably satisfactory to both Buyer and Sellers. Thereafter, so long as this Agreement is in effect, neither Sellers, Buyer nor any of their respective affiliates shall issue or cause the publication of any press release with respect to this Agreement or the other transactions contemplated hereby without the prior consultation of the other party, except as may be required by law or by any listing agreement with a national securities exchange. It is acknowledged and agreed that Buyer will publicly announce the execution of this Agreement as soon as practicable after its execution.
     Section 4.6.   Approvals and Consents; Cooperation; Notification.
      (a) The parties hereto shall use their respective best efforts, and cooperate with each other, to obtain as promptly as practicable all governmental and third party authorizations, approvals, consents or waivers required in order to consummate the transactions contemplated by this Agreement.
          (b) Sellers and Buyer shall take all actions necessary to file as soon as practicable all notifications, filings and other documents required to obtain all governmental authorizations, approvals, consents or waivers, including, without limitation, under the HSR Act, and to respond as promptly as practicable to any inquiries received from the Federal Trade Commission, the Antitrust Division of the Department of Justice and any other Governmental Entity for additional information or documentation and to respond as promptly as practicable to all inquiries and requests received from any State Attorney General or other Governmental Entity in connection therewith. As soon as practicable, Buyer shall make, and Sellers shall cause the Company to make, all filings required under the HSR Act covering the transactions contemplated hereby. Buyer shall pay the filing fees required by a buyer under the HSR Act.
          (c) Sellers shall give prompt notice to Buyer of the occurrence of any Company Material Adverse Effect. Each of Sellers and Buyer shall give prompt notice to the other of the occurrence or failure to occur of an event that would, or, with the lapse of time would, cause any condition to the consummation of the sale of Shares not to be satisfied.
     Section 4.7. Further Assurances. Each of the parties hereto agrees to use its respective best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement.
     Section 4.8. Board of Directors. Contingent upon the Closing, Buyer agrees to cause Ralph B. Andy to be appointed to its Board of Directors no later than the first Board meeting after the Closing, and to use its best efforts to cause such individual to be nominated for election and elected to the Board of Directors of Buyer for a three-year term at Buyer's 1999 annual meeting of shareholders.
     Section 4.9. Certain Payments. The Company shall have the right, prior to Closing, to (a) make certain bonus payments to key employees of the Company and (b) enter into certain other transactions with key employees of the Company, all as set forth on Schedule 4.9 of the Disclosure Schedule and reflected on the Closing Financial Statements.
                                    ARTICLE V
                                   CONDITIONS

     Section 5.1. Conditions to Each Party's Obligation to Effect the Closing. The obligations of Sellers, on the one hand, and Buyer, on the other hand, to consummate the transaction and actions contemplated by this Agreement are subject to the satisfaction (or, if permissible, waiver by the party for whose benefit such conditions exist) of the following conditions:

          (a) no court, arbitrator or governmental body, agency or official shall have issued any order, decree or ruling and there shall not be any statute, rule or regulation restraining, enjoining or prohibiting the consummation of the Closing; provided that the parties shall have used their best efforts to cause any such order, decree, ruling, statute, rule or regulation to be vacated or lifted;
          (b) any waiting period applicable to the Closing under the HSR Act shall have expired or been terminated; and
      (c) all authorizations, approvals or consents required to permit the consummation of the Closing shall have been obtained and be in full force and effect, except where the failure to have obtained any such authorizations, approvals or consents would not have either a Company Material Adverse Effect or a Buyer Material Adverse Effect.
     Section 5.2. Conditions to the Obligations of Buyer. The obligations of Buyer to consummate the Closing are subject to the satisfaction (or waiver by Buyer) of the following further conditions:
      (a) the representations and warranties of Sellers shall be true and accurate as of the Closing as if made at and as of such time (other than those representations and warranties that address matters only as of a particular date or only with respect to a specific period of time which need only be true and accurate as of such date or with respect to such period), except where the failure of such representations and warranties to be so true and accurate (without giving effect to any limitation as to "materiality" or "material adverse effect" set forth therein), would not have a Company Material Adverse Effect;
          (b) Sellers shall have performed or complied in all material respects with the obligations hereunder required to be performed by them at or prior to the Closing; and
          (c) Buyer shall have received a certificate signed by Sellers, dated as of the Closing Date, to the effect that, to the best of such Sellers' knowledge, the conditions set forth in Section 5.2(a) and Section 5.2(b) have been satisfied;
          (d) any documents set forth in Section 1.3 shall have been delivered by the Sellers;
          (e) in the event that Sellers amend the Disclosure Schedule after the date of this Agreement (which Sellers may do at their discretion at any time and from time to time prior to consummation of the Closing), no such amendment shall disclose any matter which would have a Company Material Adverse Effect and which was not theretofore disclosed in all material respects in the Disclosure Schedule; and
          (f) any consents required under French law to the transfer of ownership of Polycom Huntsman, S.A. shall have been received, and the shares of Polycom Huntsman, S.A. not owned by the Company shall have been transferred, without additional consideration, to persons designated by Buyer.
     Section 5.3. Conditions to the Obligations of Sellers. The obligations of Sellers to consummate the Closing are subject to the satisfaction (or waiver by Sellers) of the following further conditions:
          (a) the representations and warranties of Buyer shall be true and accurate as of the Closing as if made at and as of such time (other than those representations and warranties that address matters only as of a particular date or only with respect to a specific period of time which need only be true and accurate as of such date or with respect to such period), except where the failure of such representations and warranties to be so true and accurate (without giving effect to any limitation as to "materiality" or "material adverse effect" set forth therein) would not have a Buyer Material Adverse Affect. As used in this Agreement, "Buyer Material Adverse Effect" means only a material adverse change in, or effect on, the business, financial condition or operations of Buyer and its Subsidiaries, taken as a whole; provided, however, that the effects of changes that are generally applicable to (i) the industries in which Buyer and its Subsidiaries operate, (ii) the United States economy or
(iii) the United States securities markets shall be excluded from the determination of Buyer Material Adverse Effect; and provided, further, that any adverse effect on Buyer and its Subsidiaries resulting from the execution of this Agreement and the announcement of this Agreement and the transactions contemplated hereby shall also be excluded from the determination of Buyer Material Adverse Effect;
          (b) Buyer shall have performed in all material respects all of the respective obligations hereunder required to be performed by Buyer at or prior to the Closing;
          (c) the Company shall have received a certificate signed by the chief financial officer of Buyer, dated as of the Closing Date, to the effect that, to the best of such officer's knowledge, the conditions set forth in Section 5.3(a) and Section 5.3(b) have been satisfied;
       (d) Buyer shall have entered into a Consulting Agreement with RKL Associates ("RKL") providing for a term of three years and a payment to RKL of $300,000 for each of the first two years of the agreement and $150,000 in the third year of the agreement and containing such other terms and conditions as may be mutually agreed upon by the parties thereto;
          (e) Buyer shall have entered into the Registration Agreement with Sellers in substantially the form of Exhibit A hereto.


                                   ARTICLE VI
                                   TERMINATION

     Section 6.1. Termination. Anything herein to the contrary notwithstanding, this Agreement may be terminated and the transactions contemplated by this Agreement abandoned at any time prior to the Closing:

            (a)  By the mutual written consent of Sellers and Buyer;

          (b)  By either Sellers or Buyer:

   (i) if the Closing shall not have occurred on or prior to March 31, 1998; provided, however, that the right to terminate this Agreement under this Section 6.1(b)(i) shall not be available to any party whose failure to fulfill or observe any obligation or covenant under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or prior to such date; or

 (ii) if any Governmental Entity shall have issued an order, decree or filing or shall take any other action (which order, decree, ruling or other action the parties hereto shall use their best efforts to lift), in each case permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and non-appealable;

          (c)  By Sellers:

     (i) if Buyer (x) breaches or fails in any material respect to perform or comply with any of its material covenants and agreements contained herein or (y) breaches its representations and warranties in any material respect and such breach would have or would be reasonably likely to have a Buyer Material Adverse Effect in each case such that the conditions set forth in Section 5.1 or Section
5.3 would not be satisfied; provided, however, that if any such breach is curable by Buyer through the exercise of its best efforts and for so long as Buyer shall be so using its best efforts to cure such breach, Sellers may not terminate this Agreement pursuant to this Section 6.1(c)(i);

          (d)  By Buyer:
    (i) if Sellers (x) breach or fail in any material respect to perform or comply with any of their material covenants and agreements contained herein or
(y) breach their representations and warranties in any material respect and such breach would have or would be reasonably likely to have a Company Material Adverse Effect, in each case such that the conditions set forth in Section 5.1 or Section 5.2 would not be satisfied; provided, however, that if any such breach is curable by Sellers through the exercise of their best efforts and for so long as Sellers shall be so using their best efforts to cure such breach, Buyer may not terminate this Agreement pursuant to this Section 6.1(d)(i).
    Section 6.2. Effect of Termination. In the event of the termination of this Agreement as provided in Section 6.1, written notice thereof shall forthwith be given to the other party or parties specifying the provision hereof pursuant to which such termination is made, and this Agreement shall forthwith become null and void, and there shall be no liability on the part of Buyer or Sellers, or any of their Subsidiaries, and their respective directors, officers, employees, shareholders, representatives, agents or advisors other than, with respect to Buyer and Sellers, the obligations pursuant to this Section 6.2,
Sections     8.1, 8.2, 8.3, 8.4, 8.5, 8.6, 8.7, 8.8, 8.9, 8.10, 8.11, 8.12, and
the
last sentence of Section 4.2. Nothing contained in this Section 6.2 shall relieve Buyer or Sellers from any liability for breach by such party or parties of this Agreement.


                                   ARTICLE VII
                                 INDEMNIFICATION

Section 7.1. Indemnification by Sellers. Sellers, jointly but not severally, agree to indemnify and hold harmless Buyer, and each of its officers, directors, employees, shareholders and agents from and against any liability, obligation, claim, loss, cost, damage and expense, including reasonable attorneys fees and disbursements incurred in prosecuting or defending any claim for any such liability, loss or damage (collectively, "Buyer's Losses"), which Buyer or any of such other parties may incur or sustain at any time by reason of or as a result of:

         (a) Any untruth, inaccuracy or breach of any representation or warranty of Sellers contained in this Agreement; or

         (b) Any breach of, or failure to comply with, any covenants or obligations of Sellers contained in this Agreement; or

          (c) Any brokers' commissions, finders' fees or other like payments incurred or alleged to have been incurred by Sellers or the Company in connection with the consummation of the transactions contemplated by this Agreement; and
          (d) Any liability arising out of any acts or omissions of the Company or any fiduciaries or trustees of any employee benefit plan of the Company as defined in Section 3(3) of ERISA occurring prior to the Closing Date in connection with the operation or administration of any such employee benefit
plan of the Company. Section     7.2.   Indemnification by Buyer.  Buyer agrees
to indemnify and hold
harmless Sellers and each of their officers, directors, employees, shareholders and agents from and against any liability, obligation, claim, loss, cost, damage and expense, including reasonable attorneys, fees and disbursements incurred in prosecuting or defending any claim for any such liability, loss or damage (collectively, "Sellers' Losses"), which any of Sellers or any of such other parties may incur or sustain at any time by reason of or as a result of:

         (a) The untruth, inaccuracy or breach of any representation or warranty by Buyer contained in this Agreement;

          (b) Buyer's breach of, or failure to comply with, any of its covenants or obligations under this Agreement;

          (c) Any brokers' commissions, finders' fees or other like payments incurred or alleged to have been incurred by Buyer in connection with the Closing and the consummation of the transactions contemplated by this Agreement; and

          (d) Any liability arising out of any acts or omissions of Buyer or the
Company any fiduciaries or trustees of any employee benefit plan of Buyer as defined in Section 3(3) of ERISA occurring after the Closing Date in connection with the operation or administration of any such employee benefit plan of Buyer or the Company.
     Section 7.3.   Procedure for Indemnification.
          (a) If any party hereto shall claim indemnification hereunder arising from any claim or demand of a third party, the party seeking indemnification (the "indemnitee") shall promptly notify the party or parties from whom indemnification is sought (the "indemnitor") in writing of the basis for such claim or demand, setting forth the nature of the claim or demand in reasonable detail; provided, however, that failure to give such notification shall not affect the indemnification provided hereunder except to the extent the indemnitor shall have been prejudiced as a result of such failure (except that the indemnitor shall in no event be liable for any expenses incurred during the period in which the indemnitee failed to give such notice). Thereafter, the indemnitee shall deliver to the indemnitor, promptly following the indemnitee's receipt thereof, copies of all notices and documents (including court papers) received by the indemnitee relating to the third-party claims other than those notices and documents (including court papers) received by the indemnitee relating to the third-party claim other than those notices and documents separately addressed to the indemnitor. The indemnitor shall have the right to compromise or, if appropriate, defend at its own cost and through counsel of its own choosing, any claim or demand of any third party giving rise to such claim for indemnification. Such notice and opportunity to compromise or defend, if applicable, shall be conditions precedent to any asserted liability under this indemnity. In the event the indemnitor undertakes to compromise or defend any such claim or demand, it shall promptly notify the indemnitee in writing of its intention to do so. The indemnitee shall fully cooperate with the indemnitor and its counsel in the defense or compromise of such claim or demand. Such cooperation shall include the retention and (upon the indemnitor's reasonable request) the provision to the indemnitor of records and information that are reasonably relevant to such third-party claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. After the assumption of the defense by the indemnitor, the indemnitor shall not be liable for any legal or other expenses subsequently incurred by the indemnitee in connection with such defense, but the indemnitee may participate in such defense at its own expense, it being understood that the indemnitor shall control such defense. No settlement of a third party claim or demand defended by the indemnitee shall be made without the written consent of the indemnitor. The indemnitor shall not, except with the written consent of the indemnitee, consent to the entry of a judgment or settlement which does not include, as an unconditional term thereof, the giving by the claimant or plaintiff to the indemnitee of an unconditional release from all liability in respect of such third party claim or demand. The indemnitor shall be liable for fees and expenses of counsel employed by the indemnitee for any period during which the indemnitor has not assumed the defense thereof (other than during any period in which the indemnitee shall have failed to give notice of the third-party claim as provided above).
          (b) If any party shall claim indemnification hereunder for any claim other than third party claims, the indemnitee shall promptly notify the indemnitor in writing of the basis for such claim, setting forth the nature and amount of the claim in reasonable detail; and after determination of the validity of such claim, which the parties shall promptly pursue, payment therefor shall be made by the indemnitor.
Section 7.4. Period of Indemnity. The indemnities contained in this Article VII shall expire one year from the Closing Date, except with respect to (i) the untruth, inaccuracy or breach of any representation or warranty of Sellers contained in Section 2.11 (Taxes), in which case the indemnification period shall be extended until the running of the statute of limitations applicable to the taxable period to which a particular claim relates; or Section 2.16 (Environmental Laws and Regulations) of this Agreement, in which case the indemnification period shall be extended to two (2) years from the Closing Date and (ii) Buyer's Losses or Sellers' Losses as to which notice has been given pursuant to Section 7.3 within such period, in which case the indemnification period shall be extended until final resolution of such Loss.
     Section 7.5. Limitation of Liability. The obligations and liabilities of Buyer and Sellers for indemnification hereunder shall be subject to the following limitations:
          (a) Buyer's right to indemnification under this Article VII shall be limited to a maximum recovery from Sellers of an amount equal to Ten Million ($10,000,000) Dollars and Buyer agrees this shall constitute Buyer's sole and exclusive remedy with respect to Buyer's Losses or otherwise with respect to this Agreement and the transactions contemplated herein.
          (b) No indemnification shall be required to be made by Sellers under this Article VII unless the aggregate amount of Buyer's Losses exceeds an amount equal to One Million ($1,000,000) Dollars (the "Threshold"); provided, however, that once the aggregate of all Buyer's Losses exceeds the Threshold, Buyer may claim, and Sellers shall be liable for, 50% of all Buyer's Losses up to the Threshold (and 100% of Buyer's Losses exceeding the Threshold); and provided further, that any Loss arising under clauses 7.1(b), 7.1(c) or 7.1(d), shall be indemnifiable without regard to the
Threshold.
  Section 7.6. Exclusive Remedy; Survival. The parties hereto agree that the remedies provided by this Article VII shall be exclusive with respect to this Agreement and the transactions contemplated herein, the matters described in Sections 7.1 and 7.2 and that the representations and warranties of Buyer and Sellers shall survive only to the extent provided in Section 7.4.
     Section 7.7. Exclusion of Certain Damages. Notwithstanding any other provision hereof, in no event shall Sellers be liable for or obligated to indemnify Buyer from and against any consequential, indirect or special damages, including, without limitation, lost profits, business interruption and loss of business opportunities or goodwill. This exclusion of any such consequential, indirect or special damages shall apply whether the action in which recovery of damages is sought is based on contract, tort (including sole, concurrent or other negligence or strict liability), statute or otherwise. To the extent permitted by law, any statutory remedies which are inconsistent with this
Article VII are waived.


                                  ARTICLE VIII
                                  MISCELLANEOUS

     Section 8.1. Amendment and Modification. Subject to applicable law, this Agreement may be amended, modified and supplemented in any and all respects, by written agreement of all of the parties hereto at any time prior to the Closing Date with respect to any of the terms contained herein.

     Section 8.2. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by an overnight courier service, such as Federal Express, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(a)            if to Buyer, to:
Spartech Corporation
7733 Forsyth, Suite 1450
Clayton, Missouri  63105
Telephone No.: (314) 721-4242
Telecopy No.:  (314) 721-1447  Attention:  President

with a copy to:

Armstrong, Teasdale, Schlafly & Davis
One Metropolitan Square
St. Louis, Missouri  63102
Telephone No.: (314) 621-5070
Telecopy No.: (314) 621-5065
Attention: Jeffrey D. Fisher, Esq.

(b)                     if to Sellers, to:
RBA Partners, L.P.
Prior to Closing:
Polycom Huntsman, Inc.
90 W. Chestnut Street
Washington, PA   15301
Telephone No.: (412) 225-2220
Telecopy No.: (412) 225-4504

After Closing:
833 Lockhart
Washington, PA   15301
Telephone No.:  (412) 228-3589

Banbury Associates, L.P.
Prior to Closing: Polycom Huntsman, Inc.
90 W. Chestnut Street
Washington, PA   15301
Telephone No.: (412) 225-2220
Telecopy No.: (412) 225-4504

After Closing:
185 Wilmont Avenue
Washington, PA   15301
Telephone No.:  (412) 228-2798

with copies to:

Cohen & Grigsby, P.C.
2900 CNG Tower
625 Liberty Avenue
Pittsburgh, PA  15222
Telephone No:  (412) 394-4900
Telecopy No.:  (412) 391-3382
Attention:  Mark I. Baseman, Esquire

Huntsman Compounding Company, LC
500 Huntsman Way
Salt Lake City, UT  84108
Telephone No.: (801)584-5700
Telecopy No.: (801)584-5782
Attention: General Counsel

The Jon and Karen Huntsman Foundation c/o Huntsman Corporation
500 Huntsman Way
Salt Lake City, UT  84108
Telephone No.: (801)584-5700
Telecopy No.: (801)584-5782
Attention:  General Counsel
with copies to:
Brent M. Stevenson, Esquire
185 S. State St., Suite 1300
Salt Lake City, UT   84111
Telephone No.: (801)532-7840
Telecopy No.: (801)532-7750

     Section 8.3. Interpretation. The words "hereof," "herein" and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, paragraph, exhibit and schedule references are to the articles, sections, paragraphs, exhibits and schedules of this Agreement unless otherwise specified. Whenever the words "include," "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation." The words describing the singular number shall include the plural and vice versa, and words denoting any gender shall include all genders and words denoting natural persons shall include corporations and partnerships and vice versa. The phrase "to the best knowledge of" or any similar phrase shall mean such facts and other information which as of the date of determination are actually known to any vice president, chief financial officer, general counsel, and any officer superior to any of the foregoing, of the referenced party after the conduct of a reasonable investigation under the circumstances by such officer. The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available. The phrases "the date of this Agreement," "the date hereof" and terms of similar import, unless the context otherwise requires, shall be deemed to refer to January 30, 1998. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.
     Section 8.4. Counterparts. This Agreement may be executed in any number of counterparts, and by each of the parties on separate counterparts, each of which, when so executed, shall be deemed an original, but all of which together shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Agreement.
     Section 8.5. Entire Agreement; Third Party Beneficiaries. This Agreement (including the documents and the instruments referred to herein) (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and (b) except as provided in Sections 7.1 and 7.2, is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.
     Section 8.6. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.
     Section 8.7. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania without giving effect to the principles of conflicts of law thereof or of any other jurisdiction.
     Section 8.8. Specific Performance. Each of the parties hereto acknowledges and agrees that in the event of any breach of this Agreement, each nonbreaching party would be irreparably and immediately harmed and could not be made whole by monetary damages. It is accordingly agreed that the parties hereto (a) will waive, in any action for specific performance, the defense of adequacy of a remedy at law and (b) shall be entitled, in addition to any other remedy to which they may be entitled at law or in equity, to compel specific performance of this Agreement in any action instituted in a court of compe-tent jurisdiction.
    Section 8.9. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective permitted successors and assigns.

     Section 8.10. Expenses. Except as otherwise provided herein, all costs and expenses incurred in connection with the Closing, this Agreement and the consumma-tion of the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the Closing is consummated. Notwithstanding the foregoing, to the extent that Sellers' costs and expenses are properly chargeable to the Company they may be so charged provided that they are reflected on the Closing Financial Statements.
     Section 8.11. Headings. Headings of the Articles and Sections of this Agreement are for convenience of the parties only, and shall be given no substantive or interpretative effect whatsoever.

    Section 8.12. Waivers. Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, covenant, agreement or condition herein may be waived by the party or parties entitled to the benefits thereof only by a written instrument signed by the party or parties granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

     Section 8.13.  Schedules.  The Disclosure Schedule (and all amendments thereof
effected by Sellers prior to the Closing) shall be construed with and as an integral part of this Agreement to the same extent as if the same had been set forth verbatim herein. Any matter disclosed pursuant to the Disclosure Schedule shall be deemed to be disclosed for all purposes under this Agreement but such disclosure shall not be deemed to be an admission or representation as to the materiality of the item so disclosed.
     IN WITNESS WHEREOF, Buyer and Sellers have caused this Agreement to be signed individually or by their respective officers thereunto duly authorized as of the date first written above.
                              Spartech Corporation
                                 By   /s/Bradley B. Buechler
                                      Name:  Bradley B. Buechler
                                      Title:  President and CEO

                               RBA Partners, L.P.

                                 By:  RBA Investments, Inc., its General Partner


                                 By: /s/ Ralph B. Andy
                                     Name:  Ralph B. Andy
                                     Title:  President
                             Banbury Associates, L.P.
                                By:  Lawrence E. Welsh, Jr. Revocable Trust,
                                     its General Partner


                                By:  /s/Lawrence E Welsh, Jr.
                                Name:  Lawrence E. Welsh, Jr.
                                Title: Trustee

                           Huntsman Compounding Company, LC

                               By:  Huntsman Chemical Corporation,
                                    its Manager


                              By:  Jon M. Huntsman
                              Name:  Jon M. Huntsman
                              Title:  Chairman and CEO

                         The Jon and Karen Huntsman Foundation
                         By:  /s/Jon M. Huntsman
                         Name:  Jon M. Huntsman
                         Title:  President





                             REGISTRATION AGREEMENT
     THIS AGREEMENT is made as of March 31, 1998, between SPARTECH CORPORATION, a Delaware corporation (the "Company"), and RBA PARTNERS, L.P., a Pennsylvania limited partnership ("RBA"), BANBURY ASSOCIATES, L.P., a Pennsylvania limited partnership ("Banbury"), and HUNTSMAN COMPOUNDING COMPANY, LC, a Utah limited liability company ("HCC" and, collectively with RBA and Banbury, the "Shareholders").
     The Company and the Shareholders are parties to that certain Stock Purchase Agreement dated as of January 30, 1998 (the "Purchase Agreement"). In order to induce the Shareholders to enter into the Purchase Agreement, the Company has agreed to provide the registration rights set forth in this Agreement. Therefore, the parties agree as follows with the intent to be legally bound:
     1.   Registration of Shares.
          (a) At any time after 180 days from the date of this Agreement and prior to the second anniversary thereof, the holders of a majority-in-interest of the shares of common stock of the Company held by the Shareholders (the "Shares") may request, and the Company shall thereupon prepare and file, under the Securities Act of 1933, as amended (the "Act"), a Registration Statement on Form S-3 (the "Registration Statement") covering the Shares requested to be included by all Shareholders in such registration. The registration is intended to qualify as a "shelf" registration as defined in Rule 415(a)(1)(v) of the Act. The term "Shares," as used herein, includes any additional shares which are issued upon any stock dividend on or stock split of the Shares.
          (b) If the Company is not qualified for the use of Form S-3, the Company agrees to prepare and file, under the Act, a Registration Statement on Form S-1 covering the Shares.
          (c) Upon receipt of a request for registration under subparagraph 1(a), the Company will give prompt written notice to all holders of Shares of its intention to effect such a registration. The Shareholders will have the right to include in such Registration Statement the number of Shares as each Shareholder may request within 20 days following receipt of such notice.
          (d) Notwithstanding the foregoing, the Company shall not be required to file a Registration Statement as provided herein at the request of the Shareholders if, at the Company's option and in the written opinion of counsel to the Company which opinion is furnished to the Shareholders, the Shares may be sold by the Shareholders without registration in reliance upon an available exemption under the Act or pursuant to Rule 144 under the Act, as such Rule may be amended from time to time. In any such event, the Company shall, notwithstanding its election to not register the Shares, comply with the requirements of Paragraphs 2(d), (f) and (p) of this Agreement.
     2. Registration Procedures. The Company will use its best efforts to effect the registration of the Shares and pursuant thereto the Company will as expeditiously as possible use its best efforts to:

          (a) prepare and file with the Securities and Exchange Commission (the "Commission") the Registration Statement and use its best efforts to cause such Registration Statement to become and remain effective (provided that before filing the Registration Statement or any prospectus or any amendments or supplements thereto with the Commission, the Company will (i) furnish to the counsel selected by the Shareholders copies of all such documents proposed to be filed which documents will be subject to the review of such counsel, and (ii) notify each Shareholder of any stop order issued or threatened by the Commission);

          (b) prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for so long as the Shares are held by the Shareholders, and comply with the provisions of the Act with respect to the disposition of the Shares during such period in accordance with the intended methods of disposition by the Shareholders as set forth in such Registration Statement;
          (c) furnish to each Shareholder and each underwriter, if any, such number of copies of such Registration Statement, each amendment and supplement thereto, the prospectus included in such Registration Statement (including each preliminary prospectus and prospectus supplement) in conformity with the requirements of the Act, and such other documents as such Shareholder may reasonably request in order to facilitate the disposition of the Shares;
          (d) when and as applicable, use its best efforts to register and qualify the Shares under such other securities or blue sky laws of such jurisdictions as any Shareholder, and underwriter, if any, reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such Shareholder, and underwriter, if any, to consummate the disposition in such jurisdictions of the Shares (provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph
(d), (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction);
      (e) promptly notify each Shareholder, at any time when a prospectus relating thereto is required to be delivered under the Act, of the receipt by the Company of any notifications with respect to suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose or of the happening of any event which comes to the Company's attention as a result of which the prospectus included in such Registration Statement contains an untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements therein not misleading, and, at the request of any such Shareholder, the Company will promptly prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Shares, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;
          (f) cause all such Shares to be listed on each securities exchange on which similar securities issued by the Company are then listed and, if not so listed, to be listed on the NASD automated quotation system and, if listed on the NASD automated quotation system, use its reasonable efforts to secure designation of all such Shares covered by such Registration Statement as a NASDAQ "national market system security" within the meaning of Rule 11Aa2-1 under the Securities Exchange Act of 1934, as amended or, failing that, to secure NASDAQ authorization for such Shares and, without limiting the generality of the foregoing, to use its best efforts to arrange for at least two market makers to register as such with respect to such Shares with the NASD;
          (g) provide a transfer agent and registrar for all such Shares not later than the effective date of such Registration Statement;
          (h) make available for inspection by any Shareholder, any underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other agent retained by any such Shareholder or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, as shall be necessary to enable them to exercise their due diligence responsibility and cause the Company's officers, directors, employees and independent accountants to supply all information reasonably requested by any such Shareholder, underwriter, attorney, accountant or agent in connection with such Registration Statement;
          (i) notify the Shareholders and the underwriters, if any, of the following events and (if requested by any such person) confirm such notification in writing: (1) the filing of the prospectus or any prospectus supplement and the Registration Statement and any amendment or post-effective amendment thereto and, with respect to the Registration Statement and any amendment or posteffective amendment thereto, the declaration of the effectiveness of such documents; (2) any requests by the Commission for amendments or supplements to the Registration Statement or the prospectus or for additional information; (3) the issuance or threat of issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; and (4) the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threat of initiation of any proceeding for such purpose;

          (j) in the event of the issuance of any stop order suspending the effectiveness of the Registration Statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Shares included in such Registration Statement for sale in any jurisdiction, promptly use its best efforts to obtain the withdrawal of such order;

          (k) if reasonably requested by any underwriter or Shareholder in connection with any underwritten offering, incorporate in a prospectus supplement or posteffective amendment such information as the underwriters and the Shareholders agree should be included therein relating to the sale of the Shares, including, without limitation, information with respect to the number of Shares being sold to such underwriters, the purchase price being paid therefor by such underwriters and any other terms of the underwritten (or best efforts underwritten) offering of the Shares to be sold in such offering, and make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment;

      (l) cooperate with the Shareholders and the underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Shares to be sold and not bearing any restrictive legends, and enable such Shares to be in such lots and registered in such names as the underwriters may request at least two (2) business days prior to any delivery of Shares to the underwriters;
          (m) provide a CUSIP number for all Shares not later than the effective date of the Registration Statement;

          (n) prior to the effectiveness of the Registration Statement and any posteffective amendment thereto and at each closing of an underwritten offering:
(1) make such representations and warranties to the underwriters, if any, with respect to the Shares and the Registration Statement as are customarily made by issuers to underwriters in primary underwritten offerings; (2) obtain opinions of counsel to the Company and updates thereof (which opinions shall be reasonably satisfactory to the underwriters, if any) addressed to the underwriters, if any, covering the matters covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by underwriters or their counsel; (3) obtain "cold comfort" letters and updates thereof from the Company's independent certified public accountants addressed to the underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters to underwriters in connection with primary underwritten offerings; and (4) deliver such documents and certificates as may be reasonably requested by the underwriters, if any, to evidence compliance with clause (1) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company;

          (o) otherwise, comply with all applicable rules and regulations of the Commission, and make generally available to its security holders earnings statements satisfying the provisions of Section 11(a) of the Act and Rule 158 thereunder, no later than forty-five (45) days after the end of any twelve (12) month period or ninety (90) days, if such period is a fiscal year, beginning with the first day of the first fiscal quarter of the Company commencing after the effective date of the Registration Statement; and

          (p) otherwise comply in all material respects with all applicable rules and regulations of the Commission.
  All references in this Agreement to information included in the Registration Statement or Prospectus shall include information incorporated by reference in the Registration Statement.
     3.   Piggyback Registrations.
          (a) Right to Piggyback. If and whenever, within two years after the date of this Agreement, the Company proposes to register any of its equity securities under the Act (other than pursuant to a demand registration hereunder, a registration relating solely to employee benefit plans, or a registration relating solely to a Rule 145 transaction) and the registration form to be used may be used for the registration of registrable securities (a "Piggyback Registration") the Company shall give prompt written notice as provided in paragraph 3(f) below. Except as provided in paragraphs 3(b), 3(c) and 3(d) below, the Company shall include in any such registration statement all such Shares requested to be included.
          (b) Priority on Primary Registrations. If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, the Company will include in such registration (i) first, the securities the Company proposes to sell, and (ii) second, all shares requested to be included in such registration, pro rata among the holders of such shares on the basis of the number of shares owned by each such holder.
          (c) Priority on Secondary Registrations. If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Company's securities, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, the Company will include in such registration (i) first, the securities requested to be included therein by the holders requesting such registration and all Shares requested to be included in such registration, pro rata among the holders of such securities on the basis of the number of securities requested to be included therein by each such holder, and (ii) second, other securities requested to be included in such registration.
          (d) Certain Company Rights. If, at any time after giving written notice of its intention to register any of its securities as set forth in paragraph 3(a) and prior to the Effective Date (as the term "Effective Date" is defined in Rule 158(c) of the Act) of the registration statement filed in connection with such registration, the Company acting in good faith shall determine for sound and substantiated business reasons not to register such securities, the Company may, at its election, give written notice of such determination to each holder of registrable securities and thereupon shall be relieved of its obligation to register any registrable securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith as provided herein).
          (e) Notice. The Company will give prompt written notice to all holders of Shares of its intention to effect such a registration at least 30 days prior to the anticipated filing date of the registration statement relating to such registration. Such notice will offer the holders of Shares the opportunity to include in such registration statement such registrable securities as each holder of Shares may request in writing within 20 days after the receipt of the Company's notice.
    4. Registration Expenses. The Company will pay all reasonable expenses incident to the Company's performance of or compliance with this Agreement, including without limitation all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, and fees and disbursements of counsel for the Company, and all independent certified public accountants, underwriters, excluding any underwriters' discount applicable to the Shares, its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any special annual audit or quarterly review and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed or on the NASD automated quotation system, and other persons or entities re-tained by the Company (all such expenses being herein called "Registration Expenses").
     5.   Indemnification.
          (a) The Company agrees to indemnify and hold harmless, to the fullest extent permitted by law, each Shareholder and each shareholder, partner, member, director and officer of such Shareholder (within the meaning of the Act) against any and all losses, claims, damages, liabilities, expenses (including reasonable attorneys fees and expenses), or any amounts paid in settlement of any litigation or investigation or proceeding by any governmental body, commenced or threatened ("Claims") to which each such indemnified party may become subject under the Act or otherwise insofar as such Claim arose out of (i) any untrue or alleged untrue statement of material fact contained, on the effective date thereof, in any Registration Statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto, (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) any violations by the Company of any federal, state or common law rule or regulation applicable to the Company and relating to action required of or inaction by the Company in connection with any such registration, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such Shareholder expressly for use therein or by such Shareholder's failure to deliver a copy of the Registration Statement or prospectus or any amendments or supplements thereto after the Company has furnished such Shareholder with a sufficient number of copies of the same. In connection with an underwritten offering, the Company will indemnify such underwriters, their officers and directors and each person or entity who controls such underwriters (within the meaning of the Act) at least to the same extent as provided above with respect to the indemnification of the Shareholders.
          (b) Each Shareholder will furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such Registration Statement or prospectus and, to the extent permitted by law, will indemnify the Company, its directors and officers and each person or entity who controls the Company or such underwriter (within the meaning of the Act) against any and all Claims to which each such indemnified party may become subject under the Act insofar as such Claim arose out of (i) the Company's reliance upon any untrue or alleged untrue statement of material fact contained, on the effective date thereof, in any Registration Statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto, (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) any violations by such person or entity of any federal, state or common law rule or regulation applicable to such person or entity and relating to action required of or inaction by such person or entity in connection with any such registration, except insofar as the same are caused by or contained in any information furnished in writing to such person or entity by the Company expressly for use therein only to the extent that such untrue statement or omission was made in reliance upon written information furnished by such Shareholder specifically for use in the preparation of such Registration Statement or prospectus; provided that the obligation to indemnify will be individual to each Shareholder and will be limited to the net amount of proceeds received by or credited to the account of each such Shareholder from the sale of Shares pursuant to such Registration Statement. Notwithstanding the foregoing, the obligation to indemnify will apply only to the extent that such untrue statement or omission was made in reliance upon written information furnished by such Shareholder specifically for use in the preparation of such Registration Statement or prospectus.

          (c)  Any person or entity entitled to indemnification hereunder will
(i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (but the failure to provide such notice shall not release the indemnifying party of its obligation under paragraph (b), unless the indemnifying party has been prejudiced by such failure to provide such notice) and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

          (d) The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person or entity of such indemnified party and will survive the transfer of securities. The Company also agrees to make such provisions, as are reasonably requested by any indemnified party, for contribution to such party in the event the Company's indemnification is unavailable for any reason.

          (e) If the indemnification provided for in this paragraph 5 is for any reason, other than pursuant to the terms thereof, held to be unavailable to an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Company and the Shareholders in connection with the statements or omission which resulted in such losses, claims, damages, liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact relates to information supplied by the Company or the Shareholder and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Shareholder agree that it would not be just and equitable if contribution pursuant to this subparagraph (e) were determined by any method of allocation which does not take account of the equitable considerations referred to above in this subparagraph (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subparagraph (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Act shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
    6. Rule 144. The Company shall take such action as any Shareholder may reasonably request, all to the extent required from time to time to enable such Shareholder to sell such Shares without registration under the Act pursuant to and in accordance with (x) Rule 144 under the Act, as such Rule may be amended from time to time, or (y) any similar rule or regulation hereafter adopted by the Commission. Upon the request of any Shareholder, the Company will deliver to such holder a written statement as to whether it has complied with such requirements.
     7.   Miscellaneous.
          (a) Remedies. Any person or entity having rights under any provision of this Agreement will be entitled to enforce such rights specifically to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or other security) for specific performance and for other injunctive relief in order to enforce or prevent violation of the provisions of this Agreement.
          (b) Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may be amended or waived only upon the prior written consent of the Company and all Shareholders.
       (c) Successors and Assigns; Transfer of Registration Rights. All covenants and agreements in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not.
          (d) Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.
          (e) Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same Agreement.
          (f) Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.
          (g) Governing Law. The law of the State of Delaware will govern all issues concerning the relative rights of the Company and its stockholders and all other questions concerning the construction, validity and interpretation of this Agreement and the exhibits and schedules hereto, without regard to its choice of law principles.
          (h) Notices. All notices, demands or other communica-tions to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by reputable express courier service (charges prepaid) or mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications will be sent to each respective party at the address indicated below:
                           (i)  if to the Company, to:
               Spartech Corporation
               7733 Forsyth, Suite 1450 Clayton, Missouri  63105 Telephone No.:

               (314) 721-4242 Telecopy No.:  (314) 721-1447 Attention:

               President

                    with a copy to:
                    Armstrong, Teasdale, Schlafly & Davis
                    One Metropolitan Square
                    St. Louis, Missouri 63102 Telephone No.: (314) 621-5070 Telecopy No.: (314) 621-5065 Attention: Jeffrey D. Fisher, Esq.
                        (ii) if to the Shareholders, to:

               RBA Partners, L.P.
               833 Lockhart
               Washington, PA   15301
                         Telephone No.:  (412) 228-3589

               Banbury Associates, L.P.
               185 Wilmont Avenue Washington, PA   15301

                         Telephone No.:  (412) 228-2798

                    with copies to:
                    Cohen & Grigsby, P.C. 2900 CNG Tower 625 Liberty Avenue Pittsburgh, PA 15222 Telephone No: (412) 394-4900

                    Telecopy No.:  (412) 391-3382

                    Attention:  Mark I. Baseman, Esquire

                        Huntsman Compounding Company, LC
               500 Huntsman Way
               Salt Lake City, UT  84108
               Telephone No.: (801) 584-5700 Telecopy No.: (801) 584-5782

               Attention: General Counsel

                    with copies to:

                    Brent M. Stevenson, Esquire 185 S. State St., Suite 1300

                    Salt Lake City, UT   84111 Telephone No.:  (801) 532-7840

                    Telecopy No.:  (801) 532-7750

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.




     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written with the intent to be legally bound hereby.




                                 Spartech Corporation
                                 By:  /s/Bradley B. Buechler
                                      Name:  Bradley B. Buechler
                                      Title:  President and CEO

                                 RBA Partners, L.P.

                                 By:  RBA Investments, Inc., its General Partner


                                By:   /s/Ralph B. Andy
                                Name:  Ralph B. Andy Title:  President

                                Banbury Associates, L.P.

                                By:  Lawrence E. Welsh, Jr. Revocable
                                     Trust, its General Partner
                                By:  /s/Lawrence E Welsh, Jr.
                                Name:  Lawrence E. Welsh, Jr.
                                Title:  Trustee

                                Huntsman Compounding Company, LC
                                By:  Huntsman Chemical Corporation, its Manager
                                By:  /s/Jon M. Huntsman
                                Name:  Jon M. Huntsman
                                Title:  Chairman and CEO